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                                                                     EXHIBIT 3.2


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                            ------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEVIATHAN GAS PIPELINE PARTNERS, L.P.", CHANGING ITS NAME FROM "LEVIATHAN GAS PIPELINE PARTNERS, L.P." TO "EL PASO ENERGY PARTNERS, L.P.", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D., 1999, AT 10:01 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF DECEMBER, A.D. 1999.



2317845     8100                             /s/ EDWARD J. FREEL
                               [SEAL]        -----------------------------------
991509171                                    EDWARD J. FREEL, SECRETARY OF STATE

                                                       AUTHENTICATION:   0109057

                                                                 DATE:  11-30-99
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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.


     The undersigned, desiring to amend the Certificate of Limited Partnership of LEVIATHAN GAS PIPELINE PARTNERS, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Limited Partnership is:

                     Leviathan Gas Pipeline Partners, L.P.

     SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:

                                   "ARTICLE I

                                      NAME

          The name of the limited partnership shall be El Paso Energy Partners, L.P."

     THIRD: This amendment to the Certificate of Limited Partnership shall be effective as of December 1, 1999.

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 29th day of November 1999.

                                             LEVIATHAN GAS PIPELINE COMPANY
                                               the General Partner

                                             By: /s/ C. DANA RICE
                                                 ------------------------------
                                                          C. Dana Rice
                                                  Vice President and Treasurer